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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1998, in the Registration Statement filed pursuant to Rule 462-B dated June 25, 1998 and related Prospectus of Dal-Tile International Inc.

                                              /s/ Ernst & Young LLP

Dallas, Texas
June 25, 1998